UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-117942; 333-117944	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Numbers)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On March 17, 2005, iPCS, Inc., a Delaware corporation (“iPCS”), issued a joint press release with Horizon PCS, Inc., a Delaware corporation (“Horizon PCS”), which announced that their respective Boards of Directors have approved, and the parties have executed, an agreement and plan of merger (the “Merger Agreement”) between iPCS and Horizon PCS pursuant to which Horizon PCS will merge with and into iPCS.  Under the terms of the Merger Agreement, Horizon PCS stockholders will receive 0.7725 shares of iPCS common stock for each share of Horizon PCS common stock they hold.

The completion of the merger is subject to various customary closing conditions, including obtaining the approval of iPCS’ and Horizon PCS’ stockholders, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the consent of Sprint PCS.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety and the foregoing description of the merger is qualified in its entirety by reference to such press release.

iPCS will file the information required by Item 1.01 in a separate Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

                (c)           Exhibits

Exhibit No.

99.1  Joint press release issued by iPCS and Horizon PCS announcing the approval of the Agreement and Plan of Merger by their respective Boards of Directors and execution of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: March 17, 2005
	By:	/s/ Stebbins B. Chandor, Jr.
	Name:	Stebbins B. Chandor, Jr.
	Title:	Executive Vice President Operations and Chief Financial Officer